EXHIBIT 21.1




                      SUBSIDIARIES OF CHEVRON CORPORATION*



         Name of Subsidiary                           State or Country
        (Reported by Principal Area of Operation)     in Which Organized
        -----------------------------------------     ------------------

        UNITED STATES
        Chevron U.S.A. Inc.                           Pennsylvania
          Principal Divisions:
             Chevron U.S.A. Production Company
             Chevron Products Company
             Warren Petroleum Company
        Chevron Capital U.S.A. Inc.                   Delaware
        Chevron Chemical Company                      Delaware
        Chevron Land and Development Company          Delaware
        Chevron Oil Finance Company                   Delaware
        Chevron Pipe Line Company                     Delaware
        Huntington Beach Company                      California
        The Pittsburg & Midway Coal Mining Co.        Missouri

        INTERNATIONAL
        Bermaco Insurance Company Limited             Bermuda
        Cabinda Gulf Oil Company Limited              Bermuda
        Chevron Asiatic Limited                       Delaware
        Chevron Canada Limited                        Canada
        Chevron Canada Enterprises Limited            Canada
        Chevron Canada Resources                      Canada
        Chevron International Limited                 Liberia
        Chevron International Oil Company, Inc.       Delaware
        Chevron Niugini Pty. Limited                  Papua New Guinea
        Chevron Overseas Petroleum Inc.               Delaware
        Chevron Standard Limited                      Delaware
        Chevron U.K. Limited                          United Kingdom
        Chevron Transport Corporation                 Liberia
        Chevron Nigeria Limited                       Nigeria
        Gulf Oil (Great Britain) Limited              United Kingdom
        Insco Limited                                 Bermuda

 * All of the subsidiaries in the above list are wholly owned, either directly or indirectly, by Chevron Corporation. Certain subsidiaries are not listed since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary at December 31, 1995.


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